UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               ------------------

                        Date of Report: November 5, 2004


                            NUWAVE TECHNOLOGIES, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


            DELAWARE                       0-28606                22-3387630
            --------                       -------                ----------
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)


            1416 MORRIS AVENUE, SUITE 207                           33311
               UNION, NEW JERSEY 07083                              -----
       (Address of principal executive offices)                   (Zip code)


 Registrant's telephone number, including area code:           (908) 851-2470

ITEM 2.03.        CREATION OF A DIRECT FINANCIAL OBLIGATION

ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES

         On October 12, 2004, NuWave Technologies received a $100,000 loan from an independent third party in the form of a convertible debenture. The debenture accrues interest at a rate of 5% and is due on October 12, 2006. At the option of the holder, at any time prior to maturity, any portion of this convertible debenture may be converted into Common Stock. Principal and accrued interest may be converted at a price equal to the lesser of (a) 120% of the closing bid price on October 12, 2004 or (b) 80% of the lowest daily closing bid price for the five days immediately preceding the conversion date. In addition, NuWave may redeem a portion or all of the outstanding debenture at 120% of the dollar value of the amount redeemed plus accrued interest. Under the conversion limitation in the debenture, NuWave may issue shares under conversion only so long as, at conversion, the holder has no more than 9.9% of NuWave's outstanding shares.



ITEM 9.01.        EXHIBITS


EXHIBIT NO.      DESCRIPTION                                   LOCATION
-----------      -----------                                   --------
10.1             Convertible Debenture dated as of             Provided herewith
                 October 12, 2004 in the principal
                 amount of $100,000


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 5, 2004        NUWAVE TECHNOLOGIES, INC.

                               By:   /s/ George Kanakis
                                   ----------------------------
                               Name: George Kanakis
                               Its:  Chairman of the Board, President and Chief
                                     Executive Officer (Principal Executive
                                     Officer and Principal Financial Officer)